Exhibit 99.1

Catasys Announces Warrant Exchange for Common Stock

Company Moves Towards Meeting Listing Requirements for National Exchange

Improves Shareholders’ Equity by $38 million

LOS ANGELES, May 20, 2015 /PRNewswire/ -- Catasys, Inc. (OTCQB: CATS), provider of proprietary health management services to health insurers and employers, is pleased to announce today that it has entered into agreements to exchange existing warrants to purchase up to 21,277,220 shares of its common stock, with an exercise price of $0.58 per share for 21,277,220 unregistered shares of common stock, thereby extinguishing an associated liability of approximately $38 million reflected on its balance sheet as of March 31, 2015. This represents an important step in moving the Company towards its goal of meeting the stockholders’ equity test for a listing on a national exchange.

95% of the warrants exchanged, representing approximately 20,000,000 shares, were held by insiders. In connection with the warrant exchange, the warrant holders entered into lock-up agreements related to the shares received in the exchange until the earlier of six months after the Company files a registration statement on Form S-1 or Form S-3, and January 4, 2016. . The transaction has enabled Catasys to significantly improve its balance sheet and stockholders’ equity.

About Catasys, Inc.
Catasys, Inc. provides specialized healthcare management services to health plans and employers through its OnTrak program. Catasys' OnTrak program—contracted with a growing number of health insurers—is designed to improve member health and, at the same time, lower costs to the insurer for underserved populations where behavioral health conditions cause or exacerbate co-existing medical conditions. The program utilizes analytics to enroll and engage members in need of care and patient-centric treatment that integrates evidence-based medical and psychosocial interventions along with care coaching in a 52-week outpatient program. OnTrak is currently improving member health and, at the same time, is demonstrating reduced inpatient and emergency room utilization, driving a more than 50 percent reduction in total health insurers' costs for enrolled members. Catasys currently operates OnTrak in Florida, Kansas, Kentucky, Louisiana, Massachusetts, New Jersey, Oklahoma, West Virginia and Wisconsin and has recently contracted to expand to Illinois. For further information, please visit catasys.com.

Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new and maintain existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Andrew Haag

Managing Partner

IRTH Communications

CATS@irthcommunications.com

1-866-976-4784